SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): July 31, 1995





                            ARTRA GROUP INCORPORATED
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                  Pennsylvania
                  --------------------------------------------
                  State or Other Jurisdiction of Incorporation




                  1-3916                             25-1095978
         ----------------------                  -----------------
         Commission File Number                   I.R.S. Employer
                                                 Identification No.








  500 Central Avenue, Northfield, IL                        60093
- --------------------------------------                    --------
Address of principal executive offices                    Zip Code


 Registrant's telephone number, including area code:   (708) 441-6650



                                 Not Applicable
- --------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Item  5.          Other Events


                  On July 31, 1995, ARTRA GROUP Incorporated ("ARTRA" or the "Registrant") and its wholly-owned subsidiary, Bagcraft Corporation of America ("Bagcraft"), entered into a letter of intent to sell the business assets, subject to the buyer's assumption of certain liabilities, of Bagcraft's wholly-owned Arcar Graphics, Inc. ("Arcar") subsidiary. Arcar is a manufacturer and distributor of waterbase inks. The purchase price shall be cash of $21,000,000 payable at closing and the buyer's assumption of certain liablities. Consumation of the transaction is subject to certain conditions, including performance of the buyer's due diligence, buyer's financing of the acquisition and negotiation of a definitive asset purchase agreement.

Item  7.          Exhibits


                  99.1 Letter of intent, dated July 31, 1995, between ARTRA GROUP Incorporated, Bagcraft Corporation of America and Arcar Graphics, Inc. ("Sellers") and Alper Holdings USA, Inc. ("Buyer") regarding purchase of the business assets, subject to Buyer's assumption of certain liabilities, of Seller's Arcar subsidiary.

                  99.2      Press Release dated August 2, 1995.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.






                            ARTRA GROUP INCORPORATED
                                   Registrant







Dated:   August  3, 1995                        JAMES D. DOERING
                                   ------------------------------------------
                   Vice President and Chief Financial Officer